Exhibit 10.7

ALLONGE TO

PROMISSORY NOTES

TO JOSEPH HINES

This Allonge (the “Allonge”), dated as of March 31, 2008, is attached to and forms a part of the following Promissory Notes (collectively, the “Notes”), made by SPHERIC TECHNOLOGIES, INC., a Nevada corporation (the “Company”), payable to the order of JOSEPH HINES, an individual residing in the state of Arizona (the “Holder”):

1.	Promissory Note dated December 31, 2006, in the original principal amount of $447,000.

2.	Promissory Note dated March 31, 2007, in the original principal amount of $63,600.

3.	Promissory Note dated December 31, 2007, in the original principal amount of $55,000.

The Notes are hereby amended to provide that they are due and payable in full on December 31, 2008. In all other respects, the Notes are confirmed, ratified, and approved and, as amended by this Allonge, shall continue in full force and effect.

IN WITNESS WHEREOF, the Company and Holder have caused this Allonge to be executed and delivered by their respective duly authorized officers as of the date and year first above written.

SPHERIC TECHNOLOGIES, INC.

By:	/s/ Michael Kirksey
Michael Kirksey
Its:	Executive Vice President and COO

Accepted and agreed to:

JOSEPH HINES

/s/ Joseph Hines